UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 15, 2021

Elanco Animal Health Incorporated

(Exact name of registrant as specified in its charter)

Indiana	001-38661	82-5497352
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2500 Innovation Way Greenfield, Indiana (Address of principal executive offices)	46140 (Zip Code)

Registrant’s telephone number, including area code: (877) 352-6261

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	ELAN	New York Stock Exchange
5.00% Tangible Equity Units	ELAT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On June 15, 2021, Elanco Animal Health Incorporated, an Indiana corporation (“Elanco”), Knight Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Elanco (“Merger Sub”), and Kindred Biosciences, Inc., a Delaware corporation (“KindredBio”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Upon the terms and subject to the conditions of the Merger Agreement, Elanco and KindredBio have agreed that Merger Sub will merge with and into KindredBio, with KindredBio surviving the merger as a wholly owned subsidiary of Elanco (the “Merger”).

Upon completion of the Merger, each share of KindredBio common stock that is issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than certain excluded shares as described in the Merger Agreement) will automatically be converted into the right to receive $9.25 in cash, without interest (the “Merger Consideration”).

In addition, at the Effective Time, (i) each share of KindredBio common stock subject to vesting, repurchase or other lapse restriction that is outstanding immediately prior to the Effective Time will fully vest (to the extent such stock would not otherwise vest) and be cancelled and converted automatically into the right to receive the Merger Consideration; (ii) each option to purchase shares of KindredBio common stock (other than rights to purchase shares of KindredBio common stock under the KindredBio employee stock purchase plan) (each, a “KindredBio Option”), whether vested or unvested and whether subject to time-based or performance-based vesting, that is outstanding immediately prior to the Effective Time will become fully vested (to the extent unvested or to the extent such KindredBio Option would not otherwise vest) and be automatically cancelled and converted into the right to receive a payment in cash equal to the product of (a) the excess, if any, of the Merger Consideration over the exercise price per share subject to such KindredBio Option and (b) the total number of shares subject to such KindredBio Option; and (iii) each award of restricted stock units denominated in shares of KindredBio common stock, whether subject to time-based or performance-based vesting, that is outstanding immediately prior to the Effective Time (each, a “KindredBio RSU Award”) will become fully vested (to the extent unvested or to the extent such award would not otherwise vest), and be automatically cancelled and converted into the right to receive a payment in cash equal to the product of (A) the total number of shares of KindredBio common stock subject to such KindredBio RSU Award and (B) the Merger Consideration. Any KindredBio Option with a per share exercise price equal to or greater than the Merger Consideration will be cancelled for no consideration.

The completion of the Merger is subject to the satisfaction or waiver of certain conditions, including (i) requisite approval of the holders of KindredBio common stock; (ii) the absence of any law or order in the United States or the European Union prohibiting the Merger and (iii) the expiration or earlier termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. In addition, each of Elanco’s and KindredBio’s obligations to complete the Merger is subject to certain other conditions, including (a) the accuracy of the representations and warranties of the other party, subject to the standards set forth in the Merger Agreement, (b) compliance of the other party with its covenants in all material respects; and (c) with respect to Elanco’s obligation to complete the Merger, the absence of a material adverse effect on KindredBio.

The Merger Agreement contains representations, warranties and covenants of the parties customary for a transaction of this nature. Among other things, until the earlier of the termination of the Merger Agreement and the Effective Time, KindredBio has agreed to operate its business in all respects within 120 days from the date of the Merger Agreement, and in all material respects thereafter, in the ordinary course consistent with past practice and has agreed to certain other operating covenants, as set forth fully in the Merger Agreement. The Merger Agreement also prohibits KindredBio’s solicitation of proposals relating to alternative transactions and restricts KindredBio’s ability to participate in any discussions or negotiations with, or furnish nonpublic information to, any third party with respect to any such transaction, subject to certain limited exceptions.

The Merger Agreement may be terminated by mutual written consent of Elanco and KindredBio. The Merger Agreement also permits either party to terminate if (i) the Merger is not completed by December 15, 2021, subject to automatic extension for up to six additional months in certain circumstances in the event that antitrust approval has not been obtained (the “Outside Date”); (ii) a governmental authority in the United States or the European Union issues a final, non-appealable order permanently enjoining or otherwise prohibiting the consummation of the Merger; (iii) KindredBio stockholders fail to approve the Merger Agreement; or (iv) the other party breaches its representations, warranties or covenants in the Merger Agreement and such breach would result in the closing conditions not being satisfied, subject to the right of the breaching party to cure the breach.

Elanco also may terminate the Merger Agreement if the board of directors of KindredBio makes an adverse change in its recommendation that KindredBio’s stockholders adopt the Merger Agreement or if KindredBio violates or breaches in any material respect the non-solicitation provision of the Merger Agreement in certain circumstances. KindredBio also may terminate the Merger Agreement if it enters into a definitive agreement with respect to a Superior Proposal (as such term is defined in the Merger Agreement), subject to, among other things, payment of the termination fee to Elanco as described below.

KindredBio may be required to pay Elanco a termination fee of $15,496,000 in the event the Merger Agreement is terminated (i) (A)(1) by Elanco because KindredBio has breached and not cured any representation, warranty or covenant such that a condition to the closing of the Merger is not capable of being satisfied, (2) by KindredBio or Elanco because the Outside Date has occurred or (3) by KindredBio or Elanco because KindredBio stockholders have failed to approve the Merger Agreement, (B) in the case of termination because the Outside Date has occurred, all of the mutual conditions and the conditions to KindredBio’s obligation to close have been satisfied or waived (other than delivery of a closing certificate from Elanco), (C) an Acquisition Proposal (as defined in the Merger Agreement) has been made to KindredBio or has been publicly disclosed after the date of the Merger Agreement (and in either case, has become known to any KindredBio director, officer or other specified employee or representative), and in any event is not withdrawn or rejected, as applicable, and (C) within twelve months following termination pursuant to (A)(1), (2) or (3), KindredBio consummates an Acquisition Proposal or enters into a definitive agreement for an Acquisition Proposal (as applied pursuant to the Merger Agreement); (ii) by Elanco following an adverse change by the board of directors of KindredBio in its recommendation that KindredBio’s stockholders adopt the Merger Agreement or because KindredBio has violated or breached in any material respect the non-solicitation provision of the Merger Agreement in certain circumstances; or (iii) by KindredBio to enter into a definitive agreement in connection with a Superior Proposal.

Item 7.01	Regulation FD Disclosure

On June 16, 2021, Elanco and KindredBio issued a joint press release announcing the execution of the Merger Agreement and a conference call to be held by Elanco on June 16, 2021 at 8:00 am Eastern Time. A copy of the press release, which includes information regarding participation in the conference call, is attached to this report as Exhibit 99.1. A copy of an investor presentation regarding the proposed Merger, which will be used by Elanco on June 16, 2021, is attached as Exhibit 99.2 to this report.

The information contained in the accompanying Exhibits 99.1 and 99.2 is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information contained in the press release and investor presentation shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

Support Agreements

Concurrently with the execution and delivery of the Merger Agreement, certain stockholders of KindredBio (each a “Stockholder”) entered into a Support Agreement (the “Support Agreements”) with Elanco and Merger Sub, pursuant to which each Stockholder agreed, among other things, to vote his, her or its Covered Shares (as defined in the Support Agreement) (i) in favor of the adoption of the Merger Agreement, the Merger and the transactions contemplated thereby and the approval of all agreements related to the Merger, and any proposal to adjourn or postpone the stockholder meeting to a later date if there are not sufficient votes for adoption of the Merger Agreement; (ii) against any Acquisition Proposal (as defined in the Merger Agreement); (iii) against any extraordinary corporate transaction such as a merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, share exchange, reorganization, recapitalization, dissolution, liquidation or winding up of or by KindredBio, or any sale, lease, license or transfer of a material amount of assets of KindredBio; (iv) against any change in or to (a) KindredBio’s board of directors that is not recommended by its existing board of directors, (b) the present capitalization or corporate structure of KindredBio, or (c) KindredBio’s governing documents that is not consented to by Elanco under the Merger Agreement; and (v) against any proposal, action or agreement that would reasonably be expected to (1) result in a breach of any covenant, representation, warranty or other obligation or agreement of the Stockholder under the Support Agreement or, to the Stockholder’s knowledge, of KindredBio under the Merger Agreement or (2) to the Stockholder’s knowledge, impede, interfere with or prevent the consummation of the Merger. No Stockholder may propose, commit or agree to take any action inconsistent with any of the foregoing clauses (i), (ii), (iii), (iv) or (v).

Each Stockholder also agreed that, except as provided in the Support Agreement, he, she or it will not (i) offer to transfer, transfer or consent to transfer any of its Covered Shares; (ii) enter into any agreement to transfer his, her or its Covered Shares; (iii) grant any proxy, power-of-attorney or other authorization in respect of its Covered Shares; (iv) deposit or permit the deposit of any of its Covered Shares into a voting trust or enter into a voting agreement or arrangement; (v) create or permit to exist any lien on any of the Covered Shares, or (vi) take any other action that would restrict, limit or interfere with the performance of the Stockholder’s obligations under the Support Agreement in any material respect or otherwise make any representation or warranty of the Stockholder untrue or incorrect in any material respect.

Each Stockholder signed the Support Agreement solely in his or her capacity as a stockholder. The Support Agreements do not prohibit any Stockholder from acting (or failing to act) in his or her capacity as an officer or director of KindredBio.

As of June 15, 2021, approximately 4.9% of KindredBio’s outstanding shares are subject to the Support Agreements. The Support Agreements provide for termination upon the earliest of (i) the mutual written agreement of Elanco and the Stockholder; (ii) the Effective Time; (iii) the entry by KindredBio, without Stockholder’s consent, into an amendment, waiver or modification of the Merger Agreement that adversely changes the form or reduces the amount of consideration to be paid for Stockholder’s shares; and (iv) the termination of the Merger Agreement.

Additional Information

The foregoing description of the principal terms of the Merger Agreement and the form of Support Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this report, and the form of Support Agreement, which is attached as Exhibit 99.3 to this report, both of which are incorporated herein by reference.

The Merger Agreement, the form of Support Agreement and the foregoing description have been included to provide investors and stockholders with information regarding the terms of these agreements. They are not intended to provide any other factual information about Elanco, Merger Sub or KindredBio, their respective businesses, or the actual conduct of their respective businesses during the period prior to the consummation of the Merger. The representations, warranties and covenants contained in each of these documents were or will be made only as of specified dates for the purposes of such agreement, were (except as expressly set forth therein) solely for the benefit of the parties to such agreements and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in the Merger Agreement and discussed in the foregoing description, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts, and are also qualified by a confidential disclosure letter delivered by KindredBio to Elanco in connection with the Merger Agreement. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the U.S. Securities and Exchange Commission (the “SEC”). Investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the agreements, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Important Information for Investors and Stockholders

This communication does not constitute a solicitation of any vote or approval in connection with the proposed acquisition of Kindred Biosciences, Inc. (“KindredBio”) by Elanco Animal Health Incorporated (“Elanco” and such proposed acquisition, the “Merger”). KindredBio intends to file with the SEC and mail to its stockholders a definitive proxy statement in connection with the proposed Merger. BEFORE MAKING ANY VOTING DECISION, KINDREDBIO’S STOCKHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT KINDREDBIO AND THE PROPOSED MERGER. The proposals for the Merger will be made solely through the proxy statement. Investors and stockholders may obtain copies of the proxy statement and other documents filed with the SEC by KindredBio (when they became available) free of charge from the SEC’s website at www.sec.gov or by accessing KindredBio’s website at www.kindredbio.com. In addition, a copy of the proxy statement (when it becomes available) may be obtained free of charge from Investor Relations at Kindred Biosciences, Inc., 1555 Bayshore Highway, Suite 200, Burlingame, CA 94010.  Copies of the documents filed with the SEC by Elanco (when they become available) may be obtained free of charge from the SEC’s website at www.sec.gov or by accessing Elanco’s website at www.elanco.com.

Participants in the Merger Solicitation

Elanco, KindredBio, and certain of their directors, executive officers and employees may be considered participants in the solicitation of proxies from KindredBio’s stockholders with respect to the proposed transactions. Information regarding the persons who may, under the SEC rules, be deemed participants in the solicitation of KindredBio’s stockholders in connection with the proposed Merger and a description of their direct and indirect interests therein, by security holdings or otherwise, will be set forth in the definitive proxy statement that KindredBio intends to file with the SEC when it becomes available. Information about Elanco’s directors and executive officers is set forth in Elanco’s definitive proxy statement for its 2021 Annual Meeting of Shareholders, which was filed with the SEC on March 25, 2021. Information about KindredBio’s directors and executive officers is set forth in KindredBio’s definitive proxy statement for its 2021 Annual Meeting of Stockholders, which was filed with the SEC on April 29, 2021. These documents may be obtained as indicated above.

Cautionary Statement Regarding Forward-Looking Statements

Statements included in this report that are not a description of historical facts are forward-looking statements. Words or phrases such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” or similar expressions are intended to identify forward-looking statements, and are based on our current beliefs and expectations. These forward-looking statements include, without limitation, statements regarding the proposed acquisition of KindredBio, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined businesses and any other statements regarding events or developments that Elanco believes or anticipates will or may occur in the future. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements. These factors include risks and uncertainties related to, among other things: uncertainties as to the timing of the Merger; the possibility that competing acquisition proposals will be made; the inability to complete the Merger due to the failure to obtain KindredBio’s stockholder adoption of the Merger Agreement or the failure to satisfy other conditions to completion of the Merger, including required regulatory approvals; the failure of the transaction to close for any other reason; the effects of disruption caused by the transaction making it more difficult to maintain relationships with employees, collaborators, customers, vendors and other business partners; the risk that stockholder litigation in connection with the Merger may result in significant costs of defense, indemnification and liability; diversion of management’s attention from ongoing business concerns and other risks and uncertainties that may affect future results of the combined company, including the risks described in the section entitled “Risk Factors” in Elanco’s and KindredBio’s Annual Reports on Form 10-K for the year ended December 31, 2020 and Quarterly Reports on Form 10-Q for the quarter ended March 31, 2021. All forward-looking statements are qualified in their entirety by this cautionary statement and neither Elanco nor KindredBio undertake any obligation to revise or update this report to reflect events or circumstances after the date hereof, except as required by law.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of June 15, 2021, by and among Elanco Animal Health Incorporated, Knight Merger Sub, Inc. and Kindred Biosciences, Inc.*
99.1	Joint Press Release, dated June 16, 2021.
99.2	Investor Presentation, dated June 16, 2021.
99.3	Form of Support Agreement, among Elanco Animal Health Incorporated, Knight Merger Sub, Inc. and certain stockholders of Kindred Biosciences, Inc.
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*       Schedules to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Elanco Animal Health Incorporated

June 16, 2021	By:	/s/ Todd Young
Name: Todd Young
Title: Executive Vice President and Chief Financial Officer